# CUSTODY AGREEMENT

**THIS CUSTODY AGREEMENT** ("Agreement"), dated as of October 29, 2015, is entered into by and between THE HUNTINGTON NATIONAL BANK, a national bank organized under the laws of the United States (the "**Custodian**" or "**Bank**"), and FOCUS FUNDS SERIES, a [~~trust~~/corporation] formed under the laws of the State of NEVADA (the "**Company**").

## *WITNESSETH:*

**WHEREAS**, the Custodian serves as custodian and foreign custody manager for certain of its customers; and

**WHEREAS**, the Company wishes to employ the Custodian to act as its custodian and as the foreign custody manager for the Company to provide for the custody and safekeeping of the assets of the Company as required by the 1940 Act (as defined below), and to provide related services, all as provided herein, and the Custodian is willing to accept such employment, subject to the terms and conditions herein set forth.

**NOW, THEREFORE**, in consideration of the mutual covenants and agreements herein contained, the Custodian and the Company hereby agree, as follows:

**Definitions**: The following words and phrases, when used in this Agreement, unless the context otherwise requires, shall have the following meanings:

"1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time.

"1934 Act" shall mean the Securities and Exchange Act of 1934, as amended from time to time.

"Advance(s)" shall mean any extension of credit by or through the Custodian or by or through any Sub-custodian and shall include, without limitation, amounts due to the Custodian or any Sub-custodian as the principal counterparty to any foreign exchange transaction with the Company, or paid to third parties for account of the Company or in discharge of any expense, tax or other item payable by the Company.

"Agent(s)" shall have the meaning set forth in Section 8 hereof.

"Applicable Law" shall mean with respect to each jurisdiction, all (a) laws, statutes, treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations, licenses and permits; and (c) judgments, decrees, injunctions, writs, orders and similar actions by a court of

competent jurisdiction, compliance with which is required or customarily observed in such jurisdiction.

"Authorized Person(s)" shall mean any person, whether or not any such person is an Officer or employee of the Company, who is duly authorized by the Board of Trustees of the Company to give Instructions on behalf of the Company or any Fund in accordance with Section 4 herein, and named in Appendix A attached hereto and as amended from time to time by resolution of the Board of Trustees, certified by an Officer, and received by the Custodian.

"Board of Trustees" shall mean the Trustees (or directors) from time to time serving under the Company's Agreement and Declaration of Company, as from time to time amended.

"Book-Entry System" shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFT Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of Subpart O.

"Business Day" shall mean any day that the New York Stock Exchange is open for business.

"Clearing Corporation" shall mean any entity or system established for purposes of providing securities settlement and movement and associated functions for a given market.

"Company" shall mean the [trust/corporation] which is the party to this Agreement, and which is an [open-end/closed-end] management investment company registered under the 1940 Act.

"Delegation Schedule" shall mean any separate schedule entered into between the Custodian and the Company or its authorized representative with respect to certain matters concerning the administration of Investments held outside of the United States and the appointment of Eligible Foreign Custodians" under the provisions of Rule 17f-5 of the 1940 Act.

"Dividend and Transfer Agent" shall mean the dividend and transfer agent appointed, from time to time, pursuant to a written agreement between the dividend and transfer agent and the Company.

"FINRA" means the Financial Industry Regulatory Authority.

"Foreign Financial Regulatory Authority" shall have the meaning given by Section 2(a)(50) of the 1940 Act.

"Fund(s)" shall mean each series of the Company listed in Appendix B and any additional series added pursuant to Written Instructions. A series is individually referred to as a "Fund" and collectively referred to as the "Funds."

"Instruction(s)" shall mean Oral Instructions or Written Instructions. Instructions may be continuing Written Instructions when deemed appropriate by both parties.

“Investment(s)” shall mean any investment asset of the Company and/or a Fund, including without limitation, Money Market Securities and Securities.

“Money Market Security” shall mean debt obligations issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, obligations (including certificates of deposit, bankers' acceptances, repurchase agreements and reverse repurchase agreements with respect to the same), and time deposits of domestic banks and thrift institutions whose deposits are insured by the Federal Deposit Insurance Corporation, and short-term corporate obligations where the purchase and sale of such securities normally require settlement in federal funds or their equivalent on the same day as such purchase and sale, all of which mature in not more than thirteen (13) months.

“Officer” shall mean the Chairman, President, Secretary, Treasurer, any Vice President, Assistant Secretary or Assistant Treasurer of the Company.

“Oral Instructions” shall mean Instructions orally transmitted to and received by the Custodian from an Authorized Person (or from a person that the Custodian reasonably believes in good faith to be an Authorized Person) and confirmed by Written Instructions in such a manner that such Written Instructions are received by the Custodian on the Business Day in accordance with Section 4 herein immediately following receipt of such Oral Instructions, provided, however, The Company agrees that the failure of the Custodian to receive such confirming instructions shall in no way affect the validity of the transactions or enforceability of the transactions authorized by such Oral Instructions.

“Prospectus” shall mean with respect to each Fund, the Fund’s then currently effective prospectus and Statement of Additional Information, as filed with the Securities and Exchange Commission.

“SEC” shall mean the Securities and Exchange Commission of the United States.

“Security or Securities” shall mean Money Market Securities, common stock, preferred stock, options, financial futures, bonds, notes, debentures, corporate debt securities, mortgages, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations and any certificates, receipts, warrants, or other instruments or documents representing rights to receive, purchase, or subscribe for the same or evidencing or representing any other rights or interest therein, or any similar property or assets, including securities of any registered [or unregistered] investment company, [collective investment scheme, commodity pool or other pooled investment vehicle] that the Custodian has the facilities to clear and to service.

“Securities Depository” shall mean a central or book entry system or clearing agency established under Applicable Law for purposes of recording the ownership, transfer, and/or entitlement to investment securities for a given market.

"Sub-custodian(s)" shall mean each Sub-custodian appointed by the Custodian pursuant to Section 8 of this Agreement, but shall not include Securities Depositories.

"Written Instructions" means communications in writing actually received by the Custodian from an Authorized Person in accordance with Section 4. A communication in writing includes a communication by facsimile, telex or between electro-mechanical or electronic devices as set forth in Section 4 (where the use of such devices have been approved by resolution of the Board of Trustees and the resolution is certified by an Officer and delivered to the Custodian). All written communications shall be directed to the Custodian, attention: Institutional Trust Custody Group.

1. **Appointment of the Custodian; Acceptance**. The Company hereby designates, constitutes, and appoints the Custodian as custodian and its foreign custody manager for all Investments and cash owned by each Fund at any time during the term of this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the duties thereof as provided in this Agreement.

2. **Furnishing of Documents; and Representations and Warranties of the Company.**

2.1 Documentation. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement, to the Custodian by the Company:

1) A copy of the Declaration of Trust of the Company certified by the Secretary.

2) A copy of the By-Laws of the Company certified by the Secretary.

3) A copy of the resolution of the Board of Trustees of the Company appointing the Custodian, certified by the Secretary.

4) A copy of the then current Prospectuses.

5) A Certificate of the President and Secretary of the Company setting forth the names and signatures of all Authorized Persons.

In addition, the Company agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any Dividend and Transfer Agent.

2.2 Representations and Warranties of Company: The Company makes the following representations and warranties to the Custodian:

2.2.1 The obligations of the Company set forth in this Agreement have been authorized by the Company's Board of Trustees, acting as such Trustees for and on behalf of the Company, pursuant to the authority vested in them under the laws of the State of its formation, the Declaration of Trust and the By-Laws of the Company, provided, however, that this

Agreement has been executed by Officers of the Company as officers, and not individually, and the obligations contained herein are not binding upon any of the Trustees, Officers, agents or holders of shares, personally, but bind only the Company and then only to the extent of the assets of the Company.

2.2.2 Appendix A sets forth the names and the signatures of all Authorized Persons as of this date, as certified by the Company. The Company agrees to furnish to the Custodian a new Appendix A in form similar to the attached Appendix A, if any present Authorized Person ceases to be an Authorized Person or if any other or additional Authorized Persons are elected or appointed. Until such new Appendix A shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Instructions or signatures of the then current Authorized Persons as set forth in the last delivered Appendix A.

2.2.3 The Company hereby represents and warranties that it is duly organized under the laws of the State of [ ] registered as a [open-end/closed-end] investment company under the 1940 Act and that this Agreement to the best of Company's knowledge, does not violate any Applicable Law or any constitutive document, agreement, judgment, order or decree to which the Company is a party or by which it is bound, including without limitation any agreement in effect pertaining to the assets which may be maintained under this Agreement.

2.2.4 By providing a Written Instruction with respect to an acquisition of an Investment in a jurisdiction other than the United States of America, the Company shall be deemed to have confirmed to the Custodian that the Company has (i) assessed and accepted all material Country or Sovereign Risks and accepted responsibility for their occurrence, (ii) made all determinations required to be made by the Company under Applicable Law, and (iii) appropriately and adequately disclosed to all persons who have rights in or to such Investments, all material investment risks, including those relating to the custody and settlement infrastructure or the servicing of securities in such jurisdiction.

2.2.5 By providing a Written Instruction in respect of an Investment (which Written Instruction may relate to among other things, the execution of trades), the Company hereby (i) authorizes the Custodian to complete such documentation as may be reasonably required or appropriate for the execution of the Written Instruction, and agrees to be contractually bound to the terms of such documentation "as is" without recourse against Custodian; (ii) represents, warrants and covenants that the Company has accepted and agreed to comply with all Applicable Law, terms and conditions to which the Company and/or the Company's Investment may be bound, including without limitation, requirements imposed by the Investment prospectus or offering circular, subscription agreement, any application or other documentation relating to an Investment (e.g., compliance with suitability requirements and eligibility restrictions); (iii) acknowledges and agrees that the Custodian will not be responsible for the accuracy of any information provided to Custodian by or on behalf of the Company, or for any underlying commitment or obligation inherent to an Investment; (iv) represents, warrants and covenants that the Company will not effect any sale, transfer or disposition of Investment(s) held in the Custodian's name by any means other than the issuance of an Written Instructions by the Company to the Custodian; (v) acknowledges that collective investment schemes (and/or their agent(s)) in which the Company invests may pay to the Custodian certain fees (including without limitation, shareholder servicing and/or trailer fees) in respect of the Company's

investments in such schemes; (vi) represents, warrants and covenants that the Company will provide the Custodian with such information as is necessary or appropriate to enable Custodian's performance pursuant to an Instruction or under this Agreement; and (vii) represents that unless otherwise disclosed to the Custodian in writing, that the Company is not a "Plan" (which term includes (1) employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the US Internal Revenue Code of 1986, as amended (the "Code"), (2) plans, individual retirement accounts and other arrangements that are subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, and (3) entities the underlying assets of which are considered to include "plan assets" of such plans, accounts and arrangements), or an entity purchasing shares on behalf of, or with the "plan assets" of, a Plan.

## 3. Representations and Warranties of the Custodian.

3.1 The Custodian hereby represents and warrants that it is a national bank duly organized under the laws of the United States of America and that this Agreement has been duly executed by the Custodian and to the best of the Custodian's knowledge will not violate any Applicable Law or any agreement, instrument judgment order or decree which the Custodian is a party or to which it is bound.

## 4. Instructions.

4.1 Authorized Persons. The Custodian may treat any Authorized Person as having full authority of the Company to issue Instructions hereunder The Custodian shall be entitled to rely upon the authority of any Authorized Persons until it receives appropriate written notice from the Company to the contrary.

4.2 Form of Instruction. Each Instruction, other than Oral Instructions, shall be transmitted by such secured or authenticated electro-mechanical means as the Custodian shall make available to the Company from time to time unless the Company shall elect to transmit such Written Instruction in accordance with Subsections (a) through (c) of this Section.

4.2.1 Written Instructions. Written Instructions may be transmitted in a writing that bears the manual signature of Authorized Persons.

4.2.2 Custodian Designated Secured-Transmission Method. Written Instructions may be transmitted through a secured or tested electro-mechanical means identified by the Company or by an Authorized Person entitled to give Instruction and acknowledged and accepted by the Custodian and/or its Sub-custodian(s), it being understood that such acknowledgment shall authorize the Custodian to accept such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the means utilized by the Authorized Person.

4.2.3 Other Forms of Instruction. Instructions may also be transmitted by another means determined by the Company or Authorized Persons and acknowledged and accepted by the Custodian and/or its Sub-custodian(s) (subject to the same limits as to

acknowledgements as are contained in Subsection (b), above) including Oral Instructions, and Instructions by SWIFT or telefax (whether tested or untested).

When an Instruction is given by means established under Subsections (a) through (c), it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian and the Authorized Person with respect to such means of Instruction, but the Authorized Person shall be solely responsible for determining that the particular means chosen is reasonable under the circumstances. If Oral Instructions are transmitted to and received by the Custodian from an Authorized Person, the Custodian may act on any such instructions which it reasonably and in good faith believes is such an Authorized Person. Oral Instructions shall be binding upon the Custodian only if and when the Custodian takes action with respect thereto. Oral Instructions shall be confirmed by Written Instructions not later than the Business Day immediately following receipt of such Oral Instructions in the manner set forth herein, provided, however, The Company agrees that the failure of the Custodian to receive such confirming instructions shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Company. The Company agrees that the Custodian shall incur no liability to the Company for acting upon Oral Instructions given to the Custodian hereunder concerning such transactions. With respect to telefax instructions, the parties agree and acknowledge that receipt of legible instructions cannot be assured, that the Custodian cannot verify that authorized signatures on telefax instructions are original or properly affixed, and that the Custodian shall not be liable for losses or expenses incurred through actions taken in reliance on inaccurately stated, illegible or unauthorized telefax instructions. The provisions of Section 4A of the Uniform Commercial Code shall apply to funds transfers performed in accordance with Instructions.

4.3 Completeness and Contents of Instructions. The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in Investments and upon any delivery and transfer of any Investment or moneys, the person initiating the Instruction shall give the Custodian an Instruction with appropriate detail. If the Custodian determines that an Instruction is either unclear or incomplete, the Custodian may give prompt notice of such determination to the Company, and the Company shall thereupon amend or otherwise reform the Instruction. In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.

4.4 Timeliness of Instructions. In giving an Instruction, the Company shall take into consideration delays which may occur due to the involvement of a Sub-custodian or agent, differences in time zones, and other factors particular to a given market, exchange or issuer. When the Custodian has established specific timing requirements or deadlines with respect to particular classes of Instruction, or when an Instruction is received by the Custodian at such a time that it could not reasonably be expected to have acted on such instruction due to time zone differences or other factors beyond its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such time (including any modification or revocation of a previous Instruction) shall be at the risk of the Company.

5. <u>Purchase and Sale of Investments.</u>

5.1 <u>Delivery of Investments</u>. During the term of this Agreement, the Company will deliver or cause to be delivered to the Custodian all Investments to be held by the Custodian for the account of any Fund. The Custodian will not have any duties or responsibilities with respect to such Investments until actually received by the Custodian. The Custodian is hereby authorized by the Company, acting on behalf of a Fund, to actually deposit any assets of the Fund in the Book-Entry System or in a Securities Depository, provided, however, that the Custodian shall be accountable to the Company for the assets of the Fund so deposited. Assets deposited in the Book-Entry System or the Security Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts in which the Custodian acts in a fiduciary or representative capacity. As and when received, the Custodian shall deposit to the account(s) of a Fund any and all payments for Shares of that Fund issued or sold from time to time as they are received from the Company's distributor or Dividend and Transfer Agent or from the Company itself. The Custodian shall not be responsible for any Securities, moneys or other assets of any Fund until actually received.

5.1.1 <u>Purchase of Investments</u>. Promptly after each purchase of Investments by the Company, the Company shall deliver to the Custodian (i) with respect to each purchase of Investments which are not Money Market Securities, Written Instructions, and (ii) with respect to each purchase of Money Market Securities, Oral or Written Instructions, specifying with respect to each such purchase the:

(a) Name of the issuer and the title of the securities;

(b) Number of shares, principal amount purchased (and accrued interest, if any) or other units purchased;

(i) Date of purchase and settlement;

(ii) Purchase price per unit;

(iii) Total amount payable;

(iv) Name of the person from whom, or the broker through which, the purchase was made;

(v) Name of the person to whom such amount is payable; and

(vi) Name of the Fund for which the purchase was made.

The Custodian shall, against receipt of Investments purchased by or for the Company, pay out of the moneys held for the account of such Fund the total amount specified in the Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Investments for a Fund, if in the relevant Fund custody account there is insufficient cash available to the Fund for which such purchase was made. With respect to any repurchase agreement transaction

for the Funds, the Custodian shall assure that the collateral reflected on the transaction advice is received by the Custodian.

5.2 Sale of Investments. Promptly after each sale of Investments by a Fund, the Company shall deliver to the Custodian (i) with respect to each sale of Investments which are not Money Market Securities, Written Instructions, and (ii) with respect to each sale of Money Market Securities, Oral or Written Instructions, specifying with respect to each such sale the:

1) Name of the issuer and the title of the Investments;

2) Number of shares, principal amount sold (and accrued interest, if any) or other units sold;

3) Date of sale and settlement;

4) Sale price per unit;

5) Total amount receivable;

6) Name of the person to whom, or the broker through which, the sale was made,

7) Name of the person to whom such Investments are to be delivered, and

8) Fund for which the sale was made;

The Custodian shall deliver the Investments against receipt of the total amount specified in the Instructions.

5.3 Delivery Versus Payment for Purchases and Sales. Purchases and sales of Investments effected by Custodian will be made on a delivery versus payment basis in accordance with generally accepted trade practices, or the terms of the instrument representing such Investment. The Custodian may, in its sole discretion, upon receipt of Written Instructions, elect to settle a purchase or sale transaction in some other manner, but only upon receipt of acceptable indemnification from the Fund.

5.4 Payment on Settlement Date. On contractual settlement date, the account of the Fund will be charged for all purchased Investments settling on that day, regardless of whether or not delivery is made. Likewise, on contractual settlement date, proceeds from the sale of Investments settling that day will be credited to the account of Fund, irrespective of delivery. Exceptions to contractual settlement on purchases and sales, that will continue to settle delivery versus payment, include real estate, venture capital, international trades, open-ended mutual funds, [interest in unregistered funds or other unregistered collective investment vehicles], non standard depository settlements and in-kind trades.

5.5 Segregated Accounts. The Custodian shall, upon receipt of Written Instructions so directing it, establish and maintain a segregated account or accounts for and on behalf of a

Fund. Cash and/or Investments may be transferred into such account or accounts for specific purposes, to-wit:

1) In accordance with the provision of any agreement among the Company, the Custodian, and a broker-dealer registered under the 1934 Act, and also a member of the FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, the Commodity Futures Trading Commission, any registered contract market, or any similar organization or organizations requiring escrow or other similar arrangements in connection with transactions by the Fund;

2) For purposes of segregating cash or Investments in connection with options purchased, sold, or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund;

3) For the purpose of compliance by the Fund with the procedures required for reverse repurchase agreements, firm commitment agreements, standby commitment agreements, short sales, or any other securities by 1940 Act Release No. 10666, or any subsequent release or releases or rule of the SEC relating to the maintenance of segregated accounts by registered investment companies;

4) For the purpose of segregating collateral for loans of Investments made by the Fund; and

5) For other proper corporate purposes, but only upon receipt of, in addition to Instructions, a copy of a resolution of the Board of Trustees, certified by an Officer, setting forth the purposes of such segregated account.

Each segregated account established hereunder shall be established and maintained for a single Fund only. All Instructions relating to a segregated account shall specify the Fund involved.

5.6 Advances for Settlement. Except as otherwise may be agreed upon by the parties hereto, the Custodian shall not be required to comply with any Instructions to settle the purchase of any Investments on behalf of a Fund unless there is sufficient cash in the account(s) pertaining to such Fund at the time or to settle the sale of any Investments from such an account(s) unless such Investments are in deliverable form. Notwithstanding the foregoing, if the purchase price of such Investments exceeds the amount of cash in the account(s) at the time of such purchase, the Custodian may, in its sole discretion, advance the amount of the difference in order to settle the purchase of such Investments. The amount of any such advance shall be deemed a loan from the Custodian to the Company payable on demand and bearing interest accruing from the date such loan is made up to but not including the date such loan is repaid at the rate per annum customarily charged by the Custodian on similar loans.

5.7 Safekeeping of Company Assets. The Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Sub-custodians, or, (b) pre-existing faults or defects in Investments that are delivered to the Custodian

or its Sub-custodians. The Custodian shall hold Investments for the account of the Company and shall segregate Investments from assets belonging to the Custodian and shall cause its Sub-custodians to segregate Investments from assets belonging to the Sub-custodian in an account held for the Company or in an account maintained by the Sub-custodian generally for non-proprietary assets of the Custodian. In the event of a loss of a Security for which loss the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Security, or in the event that such replacement cannot be effected, the Custodian shall pay to the Company the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss, or, such other lesser amount as shall be agreed by the parties.

## 6. Administrative Duties Custodian.

6.1 Duties. Custodian shall perform the following administrative duties with respect to and in connection with Investments of the Company.

6.1.1 Segregation of Non-Cash Assets; Use of Securities Depositories. All Investments and non-cash property held by the Custodian for the account of a Fund (other than Investments maintained in a Securities Depository or Book-entry System) shall be physically segregated from other Investments and non-cash property in the possession of the Custodian (including the Investments and non-cash property of the other Funds) and shall be identified as subject to this Agreement. The Custodian may deposit and maintain Investments in any Securities Depository, either directly or through one or more Sub-custodians appointed by the Custodian. Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Sub-custodian, as the case may be, and (b) in an account for the Company or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Securities Depository. If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Sub-custodian or (any agent of either) from holding its client assets in such a separate account, the Custodian, the Sub-custodian or other agent shall as appropriate segregate such Investments for the benefit of the Company from the assets held for the benefit of clients of the Custodian's generally on its own books.

6.1.2 Securities in Bearer and Registered Form. All Investments held which are issued or issuable only in bearer form, shall be held by the Custodian in that form; all other Investments held for a Fund may be registered in the name of the Custodian, any sub-custodian appointed in accordance with this Agreement, or the nominee of any of them. The Company agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold, or deliver in proper form for transfer, any Investments that it may hold for the account of any Fund and which may, from time to time, be registered in the name of a Fund. Investments which are certificated may be held in registered or bearer form: (a) in the Custodian's vault; (b) in the vault of a Sub-custodian or agent of the Custodian or a Sub-custodian; or (c) in an account maintained by the Custodian, Sub-custodian or agent at a Securities Depository, all in accordance with customary market practice in the jurisdiction in which any Investments are held. Investments which are registered may be registered in the name of the Custodian, a Sub-custodian, or in the name of the Company or a nominee for any of the foregoing, and may be held in any manner set

forth in this Section 6 with or without any identification of fiduciary capacity in such registration. Investments which are represented by book-entry may be so held in an account maintained by the book-entry agent on behalf of the Custodian, a Sub-custodian, an Agent of the Custodian, or a Securities Depository.

6.1.3 Contractual Obligations and Similar Investments. From time to time, a Fund's assets may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by Book-entry Agent, registrar or similar agent for recording ownership interests in the relevant Investment. If the Fund shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and (b) perform on the Fund's account in accordance with the terms of the applicable arrangement, but only to the extent directed to do so by Written Instruction. The Custodian shall have no responsibility for agreements running to the Company as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Written Instruction, to include such arrangements in reports made to the Company.

6.1.4 Duties of Custodian as to Securities. Unless otherwise instructed by the Company, with respect to all Investments held for the Company, the Custodian shall:

(a) Collect all income due and payable with respect to such Investments;

(b) Present for payment and collect amounts payable upon all Investments which may mature or be called, redeemed, or retired, or otherwise become payable;

(c) Surrender interim receipts or Investments in temporary form for Securities in definitive form; and

(d) Execute, as Custodian, any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority, including any foreign taxing authority, now or hereafter in effect.

6.1.5 Certain Actions Upon Written Instructions. Upon receipt of a Written Instructions and not otherwise, the Custodian shall:

(a) Execute and deliver to such persons as may be designated in such Written Instructions proxies, consents, authorizations, and any other instruments whereby the authority of the Company as beneficial owner of any Investments may be exercised;

(b) Deliver any Investments in exchange for other Investments or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation, or recapitalization of any corporation, or the exercise of any conversion privilege;

(c) Deliver any Investments to any protective committee, reorganization committee, or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization, or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

(d) Make such transfers or exchanges of the assets of any Fund and take such other steps as shall be stated in the Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Company; and

(e) Deliver any Securities held for any Fund to the depository agent for tender or other similar offers.

6.1.6 Custodian to Deliver Proxy Materials. The Custodian shall promptly deliver to the Company all notices, proxy materials and proxy ballots pertaining to shareholder meetings related to Securities held by any Fund. The Custodian shall not vote or authorize the voting of any proxy ballots related to any Fund's Investments or give any consent, waiver or approval with respect thereto unless so directed by Written Instructions.

6.1.7 Custodian to Deliver Tender Offer Information. The Custodian shall promptly deliver to the Company all information received by the Custodian and pertaining to Securities held by any Fund with respect to tender or exchange offers, calls for redemption or purchase, expiration of rights or similar transactions. If the Company desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Company shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action. The Company will provide or cause to be provided to the Custodian all relevant information for any Investment which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.

6.1.8 Custodian to Deliver Security and Transaction Information. On each Business Day that the Federal Reserve Bank is open, the Custodian shall furnish the Company with a detailed statement of monies held for the Fund under this Agreement and with confirmations and a summary of all transfers to or from the account of the Fund. At least monthly and from time to time, the Custodian shall furnish the Company with a detailed statement of the Securities held for the Fund under this Agreement. Where Securities are transferred to the account of the Fund without physical delivery, the Custodian shall also identify as belonging to the Fund a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. With respect to information provided by this section, it shall not be necessary for the Custodian to provide formal Notice as described below. It shall be sufficient to communicate by such means as shall be mutually agreeable to the Company and the Custodian.

6.2 Ownership Certificates and Disclosure of the Custodian's Interest. The Custodian is hereby authorized to execute on behalf of the Company ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection

with the receipt of income, capital gains or other payments by the Company with respect to Investments, or in connection with the sale, purchase or ownership of Investments.

6.3 Distribution of Assets. The Company shall furnish to the Custodian a copy of the resolution of the Board of Trustees of the Company, certified by the Company's Secretary, either (i) setting forth the date of the declaration of any dividend or distribution in respect of Shares of any Fund of the Company, the date of payment thereof, the record date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date, or (ii) authorizing the declaration of dividends and distributions in respect of Shares of a Fund on a daily basis and authorizing the Custodian to rely on Written Instructions setting forth the date of the declaration of any such dividend or distribution, the date of payment thereof, the record date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date. On the payment date specified in the resolution or Written Instructions described above, the Custodian shall segregate such amounts from moneys held for the account of the Fund so that they are available for such payment.

6.3.1 Segregation of Redemption Proceeds. Upon receipt of Written Instructions so directing it, the Custodian shall segregate amounts necessary for the payment of redemption proceeds to be made by the Dividend and Transfer Agent from moneys held for the account of the Fund so that they are available for such payment.

6.3.2 Disbursements of Custodian. Upon receipt of a Written Instruction directing payment and setting forth the name and address of the person to whom such payment is to be made, the amount of such payment, the name of the Fund from which payment is to be made, and the purpose for which payment is to be made, the Custodian shall disburse amounts as and when directed from the assets of that Fund. The Custodian is authorized to rely on such directions and shall be under no obligation to inquire as to the propriety of such directions.

6.3.3 Payment of Custodian Fees. Upon receipt of Written Instructions directing payment, the Custodian shall disburse moneys from the assets of the Company in payment of the Custodian's fees and expenses as provided in this Agreement.

6.3.4 Sufficient Funds for Payment. The Custodian shall not be under any obligation to pay out moneys to cover any of the foregoing payments if in the relevant Fund account there is insufficient cash available to the Fund for which such payment is to be made.

6.4 Other Dealings. The Custodian shall otherwise act as directed by Instruction, including without limitation effecting the free payments of moneys or the free delivery of Investments, provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom the payment or delivery is made.

6.5 Nondiscretionary Details. The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by an Instruction.

## 7. Cash Accounts, Deposits, Money Movements, & Company Borrowings.

7.1 Cash Deposits. During the term of this Agreement, the Company will deliver or cause to be delivered to the Custodian all moneys to be held by the Custodian for the account of any Fund. Subject to the terms and conditions set forth in this Section 7, the Company hereby authorizes the Custodian to open and maintain, with itself or with Sub-custodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which the Company maintains Investments or in such other currencies as the Company shall from time to time request by Written Instruction. Notwithstanding anything in this Agreement to contrary effect, the Company shall be liable as principal for any overdrafts occurring in any cash accounts. Custodian shall be entitled to reverse any deposits made on the Company's or any Fund's behalf where such deposits have been entered and moneys are not finally collected within 20 days of the making of such entry.

7.1.1 Types of Accounts. Cash accounts opened on the books of the Custodian (Principal Accounts) shall be opened in the name of the Company, coupled with the name of such Fund. Custodian shall hold all cash received by it for the account of the Company or any Fund in accordance with Rule 17f-3 under the 1940 Act. Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in this Agreement. Cash accounts opened on the books of a Sub-custodian may be opened in the name of the Company or the Sub-custodian or in the name of its Sub-custodian for its customers generally (Agency Accounts). Such deposits shall be obligations of the Sub-custodian, and shall be treated as an Investment of the Company. Accordingly, the Custodian shall be responsible for exercising reasonable care in the administration of such accounts but shall not be liable for their repayment in the event such Sub-custodian by reason of its bankruptcy, insolvency or otherwise, fails to make repayment through no fault of the Custodian.

7.1.2 Administrative Accounts. In connection with the services provided hereunder, the Custodian is hereby directed to open cash accounts on its books and records from time to time for the purposes of receiving subscriptions and/or processing redemptions on behalf of the Company, and/or for the purposes of aggregating, netting and/or clearing transactions (including, without limitation foreign exchange, repurchase agreements, capital stock activity, expense payment) or other administrative purposes, each on behalf of the Company. Each such account shall be subject to the terms and conditions of this Agreement and the Company shall be liable for the satisfaction of its own obligations in connection with each such account.

7.2 Payments and Credits with Respect to the Cash Accounts. The Custodian shall make payments from or deposits to any of the cash accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to Investments, and otherwise in accordance with Instructions. The Custodian and its Sub-custodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any

or that the option has been delivered or received, (c) may, in connection with cash payments made to third party currency broker/dealers for settlement of the Company's foreign exchange spot or forward transactions, foreign exchange swap transactions and similar foreign exchange transactions, process settlements using the banking facilities selected by the Custodian from time to time according to such banking facilities standard terms, and (d) shall hold all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions in safekeeping. The Company accepts full responsibility for its use of third-party foreign exchange dealers and for execution of said foreign exchange contracts and options and understands that the Company shall be responsible for any and all costs and interest charges which may be incurred by the Company or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange. Company shall be responsible for any and all costs, expenses, charges or shortfalls which may be incurred as a result of any foreign exchange transaction performed in connection with any Advance or payment of any interest or dividend credited to the account of a Fund or the reversal thereof.

7.5 Delays. If no event of Force Majeure shall have occurred and be continuing and in the event that a delay shall have been caused by the negligence or willful misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to the Company: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and, (b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Sub-custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. The Custodian shall not be liable for delays in carrying out such Instructions to transfer cash which are not due to the Custodian's own negligence or willful misconduct.

7.6 Advances. With respect to any advances of cash made by the Custodian to or for the benefit of a Fund for any purpose which results in the Fund incurring an overdraft at the end of any Business Day, such advance shall be repayable immediately upon demand made by the Custodian at any time. The Custodian may, in its sole discretion, charge interest accruing from the date of such overdraft to but not including the date of such repayment at the rate per annum customarily charged by the Custodian on similar overdrafts. In addition, the Custodian shall have an automatically perfected statutory security interest in any Investments purchased with any such unpaid Advance pursuant to Section 9-206 of the Uniform Commercial Code as in effect in the State of Ohio from time to time and that the Custodian may take any further actions that the Custodian may reasonably require to collect such unpaid Advance. In addition, for purposes hereof, deposits maintained in all Principal Accounts (whether or not denominated in Dollars) shall collectively constitute a single and indivisible current account with respect to the Company's obligations to the Custodian for any unpaid Advances, and balances in such Principal Accounts shall be available for satisfaction of the Company's obligations under this Section 7. The Custodian shall further have a right of offset against the balances in any Agency Account maintained hereunder to the extent that the aggregate of all Principal Accounts is overdrawn.

7.7 Borrowings. In connection with any borrowings by the Company, the Company will cause to be delivered to the Custodian by a bank or broker requiring securities as collateral

for such borrowings (including the Custodian if the borrowing is from the Custodian), a notice or undertaking in the form currently employed by such bank or broker setting forth the amount of collateral. The Company shall promptly deliver to the Custodian Written Instructions specifying with respect to each such borrowing: (a) the name of the bank or broker, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note duly endorsed by the Company, or a loan agreement, (c) the date, and time if known, on which the loan is to be entered into, (d) the date on which the loan becomes due and payable, (e) the total amount payable to the Company on the borrowing date, and (f) the description of the securities securing the loan, including the name of the issuer, the title and the number of shares or other units or the principal amount. The Custodian shall deliver or segregate or otherwise identify on its books on the borrowing date specified in the Written Instructions the required collateral against the lender's delivery of the total loan amount then payable, provided that the same conforms to that which is described in the Written Instructions. The Custodian shall deliver or segregate or otherwise identify on its books, in the manner directed by the Company, such securities as additional collateral, as may be specified in Written Instructions, to secure further any borrowing transaction. The Company shall cause all securities released from collateral status to be returned directly to the Custodian and the Custodian shall receive from time to time such return of collateral as may be tendered to it.

8. <u>Domestic and Foreign Sub-custodians; Securities Depositories</u>. Subject to the provisions hereinafter set forth in this Section 8, the Company hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of the Company and the Fund(s) and to appoint from time to time (and at any time remove) and to utilize agents (Agents) and sub-custodians ("Sub-custodians") to carry out some or all of the duties and obligations of the Custodian under this Agreement provided, however, that the appointment of such agents and Sub-custodians shall not relieve the Custodian of its administrative obligations under this Agreement. The list of the Custodian's current Agents and Sub-custodians is attached hereto on Appendix C. With respect to securities and cash held by a Sub-custodian, either directly or indirectly (including by a Securities Depository), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form, in accordance with (a) governmental regulations, (b) rules of Securities Depositories and Clearing Corporations, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Written Instructions. The Funds shall reimburse the Custodian for all costs incurred by the Custodian in connection with opening accounts with any such Agents or Sub-custodians. Upon request, the Custodian shall promptly forward to the Company any documents it receives from any Agent or Sub-custodian appointed hereunder which may assist the Board of Trustees of registered investment companies to fulfill their responsibilities under Rule 17f-5 under the 1940 Act.

8.1 <u>Domestic Sub-custodians and Securities Depositories</u>. The Custodian may deposit and/or maintain, either directly or through one or more Agents appointed by the Custodian, Investments of the Company or its Funds in any Securities Depository in the United States, including The Depository Trust Company, provided such Securities Depository meets applicable requirements of the Federal Reserve Bank or of the SEC. The Custodian may, at any time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder to act

on behalf of the Company or the Funds as a Sub-custodian for purposes of holding Investments of the Company in the United States.

8.2 Foreign Sub-custodians and Securities Depositories. Unless instructed otherwise by the Company, the Custodian may deposit and/or maintain non-U.S. Investments of the Company or its Funds in any non-U.S. Securities Depository provided such Securities Depository meets the requirements of an "eligible securities depository" under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation ("Rule 17f-7") or which by order of the SEC is exempted therefrom. Prior to the time that securities are placed with such depository, but subject to the provisions of Section 8.4 below, the Custodian shall have prepared or obtained from an Agent or Sub-custodian an assessment of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with Section 8.5. Additionally, the Custodian may, from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under Rule 17f-5 under the 1940 Act or which by order of the Securities and Exchange Commission is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Company or its Funds as a Sub-custodian for purposes of holding Investments of the Company and/or its Funds outside the United States. Such appointment shall be subject to the Custodian and the "eligible foreign custodian" entering into a Rule 17f-5 Delegation Schedule attached as Appendix E to this Agreement.

8.3 Review of Sub-custodians. From time to time, the Custodian may agree to perform certain reviews of Sub-custodians at the Company's request. In such event, the Custodian's duties and obligations with respect to this review will be performed in accordance with the terms of the Rule 17f-5 Delegation Schedule, attached as Appendix E, to this Agreement.

8.4 Approval of Foreign Sub-custodians. Unless and except to the extent that the Company has requested and the Custodian has accepted delegation of the appointment of Sub-custodians, the Custodian shall, prior to the appointment of any Sub-custodian for purposes of holding Investments of the Company or its Funds outside the United States, obtain written confirmation of the approval of the Company with respect to the identity of such Sub-custodian, such approval to be signed by an Authorized Person. A Written Instruction to open an account in a given country shall comprise authorization by the Company for the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Sub-custodian shall not be required to make independent inquiry as to the authorization of the Company or its Fund to invest in such country.

8.5 Monitoring and Risk Assessment of Securities Depositories. Prior to the placement of any assets of the Company or its Funds with a non-U.S. Securities Depository, the Custodian: (a) shall provide to the Company an assessment of the custody risks associated with maintaining assets within such Securities Depository; and (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository on a continuing basis and to promptly notify the Company of any material changes in such risk. In performing its duties under this subsection, the Custodian shall use reasonable care and may rely

on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Sub-custodian that is a participant in such Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant foreign financial regulatory authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties with reasonable care. The risk assessment shall be provided to the Company by such means as the Custodian shall reasonably establish. Advices of material change in such assessment may be provided by the Custodian in the manner established as customary between the Company and the Custodian.

8.6 Responsibility for Sub-custodians. Except as provided in the last sentence of this Section 8.6, the Custodian shall be liable to the Company for any loss or damage to the Company caused by or resulting from the acts or omissions of any Sub-custodian to the extent that such acts or omissions would be deemed to be negligence, gross negligence or willful misconduct in accordance with the terms of the relevant Sub-custodian agreement under the laws, circumstances and practices prevailing in the place where the act or omission occurred. The liability of the Custodian in respect of the countries and Sub-custodians so designated by the Custodian, from time to time shall be subject to the additional condition that the Custodian actually recovers such loss or damage from the Sub-custodian.

8.7 New Countries. The Company shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Sub-custodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a sub-custodial arrangement in accordance herewith. In the event the Custodian is unable to establish such arrangements prior to the time the Investment is to be acquired, the Custodian is authorized to designate at its discretion a local safekeeping Agent, and the use of such local safekeeping Agent shall be at the sole risk of the Company, and accordingly the Custodian shall be responsible to the Company for the actions of the Agent if and only to the extent the Custodian shall have recovered from the Agent for any damages caused the Company by the Agent.

## 9. Responsibility of the Custodian.

9.1 Limitations on Liability of the Custodian. Except as otherwise provided herein, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its negligence or willful misconduct. The Company, on behalf of the Fund and only from assets of the Fund (or insurance purchased by the Company with respect to its liabilities on behalf of the Fund hereunder), shall defend, indemnify and hold harmless the Custodian and its directors, officers, employees and agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Company's duties hereunder or any other action or inaction of the Company or its Trustees, officers, employees or agents, except such as may arise from the negligent action, negligent omission, willful misconduct or any breach of this Agreement by the Custodian, its directors, officers, employees

or agents, provided, however, the Company shall not in any event be liable for any special, incidental, consequential, or punitive damages. The Custodian shall defend, indemnify and hold harmless the Company and its trustees, officers, employees or agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from actual losses, claims, damages, costs, expenses and liabilities asserted against, imposed upon or incurred by the Company resulting from any negligent action taken or omission or willful misconduct by the Custodian in accordance with the terms of this Agreement, or a material breach of any of the Custodian's duties as specifically set forth in this Agreement, except such as may arise from the negligent action, omission or willful misconduct of the Company, its trustees, officers, employees, or agents, provided, further, however, that the Custodian shall not in any event be liable for any special, incidental, consequential, or punitive damages. The Custodian may, with respect to questions of law apply for and obtain the advice and opinion of counsel to the Company at the expense of the Fund, or of its own counsel at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with the advice or opinion of counsel to the Company, and shall be similarly protected with respect to anything done or omitted by it in good faith in conformity with advice or opinion of its counsel, unless counsel to the Fund shall, within a reasonable time after being notified of legal advice received by the Custodian, have a differing interpretation of such question of law. The Custodian shall be liable to the Company for any proximate loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees, agents, nominees or Sub-Custodians, but not for any special, incidental, consequential, or punitive damages; provided, however, that nothing contained herein shall preclude recovery by the Company, on behalf of the Fund, of principal and of interest to the date of recovery on Investments incorrectly omitted from the Fund's account or penalties imposed on the Company, in connection with the Fund, for any failures to deliver Securities. In any case in which one party hereto may be asked to indemnify the other or hold the other harmless, the party from whom indemnification is sought (the "Indemnifying Party") shall be advised of all pertinent facts concerning the situation in question, and the party claiming a right to indemnification (the "Indemnified Party") will use reasonable care to identify and notify the Indemnifying Party promptly concerning any situation which presents or appears to present a claim for indemnification against the Indemnifying Party. The Indemnifying Party shall have the option to defend the Indemnified Party against any claim which may be the subject of the indemnification, and in the event the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party and the Indemnifying Party will so notify the Indemnified Party and thereupon such Indemnifying Party shall take over the complete defense of the claim and the Indemnifying Party shall sustain no further legal or other expenses in such situation for which indemnification has been sought under this paragraph, except the reasonable expenses of any additional counsel retained by the Indemnified Party. In no case shall any party claiming the right to indemnification confess any claim or make any compromise in any case in which the other party has been asked to indemnify such party (unless such confession or compromise is made with such other party's prior written consent). The provisions of this Section 9.1 shall survive the termination of this Agreement.

9.2 Specific Actions Not Required by the Custodian. Without limiting the generality of the foregoing, the Custodian, acting in the capacity of custodian hereunder, shall be under no obligation to inquire into, and shall not be liable for:

1) The validity of the issue of any Securities purchased by or for the account of the Company, the legality of the purchase thereof, or the propriety of the amount paid therefor;

2) The legality of the sale of any Securities by or for the account of the Company, or the propriety of the amount for which the same are sold;

3) The legality of the issue or sale of any Shares of any Fund, or the sufficiency of the amount to be received therefor;

4) The legality of the redemption of any Shares of any Fund, or the propriety of the amount to be paid therefor;

5) The legality of the declaration or payment of any dividend by Company in respect of Shares of any Fund;

6) The legality of any borrowing by Company or any Fund, using Securities as collateral;

7) Whether the Company is in compliance with the 1940 Act or the regulations thereunder; the provisions of the Company's declaration of trust, certificate of incorporation, by-laws, or other constitutive document; Applicable Law; or any directives by the trustees, directors or shareholders of the Company, or its investment objectives and policies as then in effect.

9.3 Limitations of Performance. The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not be liable hereunder for any loss, claim, or damage in association with such failure to perform, for or in consequence of the following causes:

9.3.1 Force Majeure. Any circumstance or event which is beyond the reasonable control of the Custodian, a Sub-custodian or any agent of the Custodian or a Sub-custodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Sub-custodian of its obligations under its sub-custody agreement or by any other agent of the Custodian or the Sub-custodian, including any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water or wind damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Country or Sovereign Risk, (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Country or Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Country or Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian.

9.3.2 Country Risk. With respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of,

systemic and markets factors affecting the acquisition, payment for or ownership of Investments including (a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information, (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are transacted and held, (e) the acts, omissions and operation of any Securities Depository, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets.

9.3.3 Sovereign Risk. In respect of any jurisdiction, including the United States of America, where an Investment is acquired or held hereunder or under a sub-custody agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any Governmental Authority, (c) the confiscation, expropriation or nationalization of any Investment or cash deposit by any Governmental Authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency, (e) the imposition of taxes, levies or other charges affecting Investments or cash deposits, (f) any change in the Applicable Law, or (g) any other economic or political risk incurred or experienced.

9.3.4 Failure of Third Parties. The failure of any third party including: (a) any issuer of Investments or Book-entry Agent or other agent of an issuer; (b) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) failure of an investment adviser or other Agent of the Company; or (d) failure of other third parties similarly beyond the control or choice of the Custodian.

9.3.5 Information Sources. Reliance by the Custodian upon or inaccuracies in information received from issuers of Investments or agents of such issuers, information received from the Sub-custodians and from other commercially reasonable sources provided that the Custodian has relied upon such information in good faith, or for the failure of any commercially reasonable information provider.

9.3.6 Reliance on Instruction. Action by the Custodian or the Sub-custodian in accordance with an Instruction.

9.3.7 Restricted Securities. The limitations inherent in the rights, transferability or similar investment characteristics of a given Investment of the Company.

9.4 No Duty to Collect Amounts Due From Dividend and Transfer Agent. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Company from any Dividend and Transfer Agent of the Company nor to take any action to effect payment or distribution by any Dividend and Transfer Agent of the Company of any amount paid by the Custodian to any Dividend and Transfer Agent of the Company in accordance with this Agreement.

10.1.3 Assistance to the Company. Take all reasonable action, that the Company may from time to time request, to assist the Company in obtaining favorable opinions from the Company's independent accountants, with respect to the Custodian's activities hereunder, in connection with the preparation of the Fund's Form N- 1A, Form N-SAR, or other reports to the SEC.

10.2 The Company shall examine all records, however produced or transmitted, promptly upon receipt thereof and notify the Custodian promptly of any discrepancy or error therein. Unless the Company delivers written notice of any such discrepancy or error within a reasonable time after its receipt thereof, such records shall be deemed to be true and accurate.

10.3 No Management of Assets by the Custodian. The Custodian performs only the services of a custodian and shall have no responsibility for the management, investment or reinvestment of the Securities or other assets from time to time owned by any Fund. The Custodian is not a selling agent for Shares of any Fund and performance of its duties as custodian shall not be deemed to be a recommendation to any Fund's depositors or others of Shares of the Fund as an investment. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

**11. Miscellaneous.**

11.1 Powers of Attorney, etc. The Company will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may be necessary or desirable for the Custodian to provide, or to cause any Sub-custodian to provide, custody services under this Agreement.

11.2 Entire Agreement. This Agreement and the exhibits and/or other schedules attached hereto, including the Rule 17f-5 Delegation Schedule, constitutes the entire agreement between the Company and the Custodian and supersedes any other oral or written agreements heretofore in effect between the Company and the Custodian with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by an instrument in writing signed by the party against which enforcement of the amendment or termination is sought, provided, however, that an Written Instruction shall, whether or not such Written Instruction shall constitute a waiver, amendment or modification for purposes hereof, be deemed to have been accepted by the Custodian when it commences actions pursuant thereto or in accordance therewith.

11.3 Binding Effect; Assignment. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Company or by the Custodian, and no attempted assignment by the Company or the Custodian shall be effective without the written consent of the other party hereto. Each party agrees that only the parties to this agreement and /or their successors in interest shall have a right to enforce the terms of this Agreement. Accordingly, no client of the Company or other third party shall have any rights under this Agreement and such rights are explicitly disclaimed by the parties.

11.4 GOVERNING LAW, JURISDICTION AND VENUE; JURY WAIVER. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY THE LAWS OF, THE STATE OF OHIO, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW OF SUCH STATE. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO AND THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT AND EACH PARTY BY ITS EXECUTION OF THIS AGREEMENT IRREVOCABLY (I) SUBMITS TO SUCH JURISDICTION AND (II) CONSENTS TO THE SERVICE OF ANY PROCESS OR PLEADINGS BY FIRST CLASS U.S. MAIL, POSTAGE PREPAID AND RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS FORM TIME TO TIME AUTHORIZED BY THE LAWS OF SUCH JURISDICTION. FURTHERMORE, EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.5 Notices. Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested, (c) by a nationally recognized overnight courier, delivery charge prepaid, or (d) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, or by overnight courier delivery charge prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:

If to the Company:
FOCUS FUNDS SERIES, INC
200 W. SAHARA AVE #810
LAS VEGAS, NV 89102
Attn: RAJENDRA PRASAD
Telephone: ( ) 562 472 3798
Facsimile ( )

If to the Custodian:

The Huntington National Bank.
7 Easton Oval EA4E70
Columbus, OH 43219
Attn: Kevin Speert
Telephone: 614-331-9711
Facsimile 614-331-5845

or such other address as the Company or the Custodian may have designated in writing to the other. Such Notice shall be deemed received when delivered if by hand or by facsimile transmission, on the third business day after mailing if sent by registered or certified mail, and on the next business day if sent by overnight courier.